FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of August 16, 2023, among Clarus R&D Solutions, LLC, ManageYourPeople, LLC, PayYourPeople, LLC, TriNet HR III-B, Inc., TriNet HR II-A, Inc., TriNet HR X, Inc., TriNet HR XI, Inc. and YourPeople, Inc. (the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each a subsidiary of TriNet Group, Inc., a Delaware corporation (the “Company”) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 26, 2021, providing for the issuance of an unlimited aggregate principal amount of 3.500% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article X thereof.

3.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.Waiver of Jury Trial. EACH GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CLARUS R&D SOLUTIONS, LLC

By: /s/ Alex Warren
Name: Alex Warren
Title: Chief Executive Officer and President

MANAGEYOURPEOPLE, LLC

By: /s/ Thomas Rose
Name: Thomas Rose
Title: Chief Executive Officer and President

PAYYOURPEOPLE, LLC

By: /s/ Thomas Rose
Name: Thomas Rose
Title: Chief Executive Officer and President

TRINET HR III-B, INC.

By: /s/ Burton M. Goldfield
Name: Burton M. Goldfield
Title: Chief Executive Officer and President

TRINET HR II-A, INC.

By: /s/ Alex Warren
Name: Alex Warren
Title: Chief Executive Officer and President

TRINET HR HR X, INC.

By: /s/ Alex Warren
Name: Alex Warren
Title: Chief Executive Officer and President

TRINET HR HR XI, INC.

By: /s/ Alex Warren
Name: Alex Warren
Title: Chief Executive Officer and President

YOURPEOPLE, INC.

By: /s/ Thomas Rose
Name: Thomas Rose
Title: Chief Executive Officer and President

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By: /s/ David Jason
Name: David Jason
Title: Vice President